EXHIBIT 4.2

WAIVER NO. 1 dated as of June 30,
2001 (this "Waiver"), to the FIVE-YEAR
CREDIT AGREEMENT, dated as of October 28,
1999, among CROMPTON CORPORATION (formerly
CK Witco Corporation), the Eligible
Subsidiaries referred to therein, the
BANKS listed on the signature pages
thereof, THE CHASE MANHATTAN BANK, as
Syndication Agent, CITIBANK, N.A., as
Administrative Agent, BANK OF AMERICA,
N.A. and DEUTSCHE BANK SECURITIES INC., as
Co-Documentation Agents.

WHEREAS, the Company, the Eligible Subsidiaries, certain Banks, the Co-Documentation Agents, the Syndication
Agent and the Administrative Agent are parties to the FIVE-
YEAR Credit Agreement dated as of October 28, 1999 (the
"Credit Agreement");

WHEREAS, the Borrower has requested that the Banks waive compliance with Section 5.07(a) of the Credit
Agreement as set forth herein;

WHEREAS, the undersigned Banks are willing, on the terms and subject to the conditions set forth herein, to waive such compliance;

WHEREAS, capitalized terms used but not defined herein have the meanings assigned to them in the Credit
Agreement as amended hereby;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Waiver of Section 5.07(a) of the
Credit Agreement. The Required Banks hereby waive compliance by the Borrower with Section 5.07(a) of the Credit Agreement for the period from and including June 30, 2001 through and including September 29, 2001 (the "Waiver
Period"); provided that the foregoing waiver will terminate and cease to be of any force or effect on September 30, 2001.

SECTION 2.  Representations and Warranties.
(a)  The representations and warranties set forth in
Article 4 of the Credit Agreement, as amended by this Waiver, shall be deemed to have been repeated in this Waiver on and as of the date hereof, with all references to "this Agreement" being deemed to refer to the Credit
Agreement as amended by this Waiver.

(b)  The reference to "June 26, 1999" in Section
4.04(b) shall be deemed to refer to "March 31, 2001".

(c) The reference to "Company's S-4" in Section 4.05 and Section 4.07 shall be deemed to refer to "Company's annual report, as filed on March 28, 2001 with the Securities and Exchange Commission and the Company's quarterly report, as filed on May 14, 2001 with the Securities and Exchange Commission".

SECTION 3.  Effectiveness.   This Waiver shall
become effective as of June 30, 2001, at such time as the Syndication Agent shall have received counterparts hereof, duly executed and delivered by the Borrower and the Required Lenders.

SECTION 4.  Amendment Fee.  The Borrower agrees
to pay to each Bank that executes and delivers a copy of this Waiver at or prior to 5:00 p.m., New York City time, on July 13, 2001 (the "Return Date") an amendment fee (the
"Amendment Fee") in an amount equal to 0.05% of such Bank's
Commitment (whether used or unused) as of the Return Date.
The Amendment Fee shall be payable on the Return Date.

SECTION 5.  Applicable Law.  This Waiver shall be
construed in accordance with and governed by the law of the State of New York.

SECTION 6.  Counterparts.  This Waiver may be
executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7.  Expenses.  The Company shall
reimburse the Agents for their expenses in connection with this Waiver as provided in Section 11.03(a) of the Credit
Agreement.

IN WITNESS WHEREOF, the Borrower, the
Administrative Agent and the undersigned Banks have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


CROMPTON CORPORATION,

  By
/s/	John R. Jepsen
Name:	John R. Jepsen
Title:  Vice President
        & Treasurer

CITIBANK, N.A., individually and
as Administrative Agent,

  By
/s/	Carolyn A. Sheridan
Name:	Carolyn A. Sheridan
Title: Managing Director


THE CHASE MANHATTAN BANK,
individually and as Syndication
Agent,

  By
/s/	Stacey L. Haimes
Name:	Stacey L. Haimes
Title: Vice President


BANK OF AMERICA, N.A.

  By
/s/	Wendy J. Gorman
Name:	Wendy J. Gorman
Title: Principal

DEUTSCHE BANK AG NEW YORK BRANCH
AND/OR CAYMAN ISLANDS BRANCH

  By
/s/	Jean M. Hannigan
Name:	Jean M. Hannigan
Title: Director

  By
/s/	Stephanie Strohe
Name:	Stephanie Strohe
Title: Vice President


FIRST UNION NATIONAL BANK

  By
/s/	Jorge A. Gonzalez
Name:	Jorge A. Gonzalez
Title: Senior Vice President


ABN AMRO BANK N.V.

  By
/s/	David A. Mandell
Name:	David A. Mandell
Title: Senior Vice President

  By
/s/	Patricia Christy
Name:	Patricia Christy
Title: Vice President


MELLON BANK, N.A.

  By
/s/	Mark Ricci
Name:	Mark Ricci
Title: Vice President


THE BANK OF NEW YORK

  By
/s/ 	Kenneth P. Sneider
Name:	Kenneth P. Sneider
Title: Vice President


FLEET NATIONAL BANK

  By
/s/ 	E. Arrondo
Name:	E. Arrondo
Title: Vice President


FORTIS (USA) FINANCE LLC

  By
/s/ 	Eddie Matthew
Name:	Eddie Matthew
Title: Senior Vice President

  By
/s/ 	Karlo Louman
Name:	Karlo Louman
Title: SMD


BANK OF TOKYO-MITSUBISHI TRUST CO.

  By
/s/ 	P. Donnelly
Name:	P. Donnelly
Title: Vice President


THE BANK OF NOVA SCOTIA

  By
/s/ 	Todd Meller
Name:	Todd Meller
Title: Managing Director


WESTDEUTSCHE LANDESBANK

  By
/s/ 	Duncan M. Robertson
Name:	Duncan M. Robertson
Title: Director

  By
/s/ 	Salvatore Battinelli
Name:	Salvatore Battinelli
Title: Managing Director
Credit Department


INTESABCI NEW YORK BRANCH

  By
/s/ 	F. Maffei
Name:	F. Maffei
Title: Vice President

  By
/s/ 	C. Dougherty
Name:	C. Dougherty
Title: Vice President


SUNTRUST BANK

  By
/s/ 	Todd Sheets
Name:	Todd Sheets
Title: AVP


BANCA NAZIONALE DEL LAVORA S.P.A.
NEW YORK BRANCH

  By
/s/ 	Leonard Valentini
Name:	Leonard Valentini
Title: First Vice President

  By
/s/ 	Carlo Vecchi
Name:	Carlo Vecchi
Title: Senior Vice President


BANCA MONTE DEI PASCHI DI SIENA
S.P.

  By
/s/ 	Giulio Natalicchi
Name:	Giulio Natalicchi
Title: Senior Vice President
 & General Manager

  By
/s/ 	Brian R. Landy
Name:	Brian R. Landy
Title: Vice President


BNP PARIBAS

  By
/s/	Amaud Collin du Bocage
Name:	Amaud Collin du Bocage
Title:

  By
/s/ 	Richard Pace
Name:	Richard Pace
Title: Vice President
Corporate Banking Division


BBL INTERNATIONAL (U.K.) LTD

  By
/s/ 	C. F. Wright
Name:	C. F. Wright
Title: Authorized Signatory

  By
/s/ 	S.A. Taylor
Name:	S.A. Taylor
Title: Authorized Signatory


COMMERZBANK AG NEW YORK AND GRAND
CAYMAN BRANCHES

  By
/s/ 	Robert Donohue
Name:	Robert Donohue
Title: Senior Vice President

  By
/s/ 	Peter Doyle
Name:	Peter Doyle
Title: Vice President


FOUR WINDS FUNDING CORPORATION, as
Designee,

  By:	Commerzbank AG, New York
Branch, as Attorney-in-Fact

  By
/s/ 	David A. Wagner
Name:	David A. Wagner
Title: Assistant Vice President

  By
/s/ 	Tom Ausfahl
Name:	Tom Ausfahl
Title: Vice President


BANK HAPOALIM B.M.
  By
/s/ 	Laura Anne Raffa
Name:	Laura Anne Raffa
Title: Senior Vice President

  By
/s/ 	Marc Bosc
Name:	Marc Bosc
Title: Vice President


PEOPLE'S BANK

  By
/s/ 	Frank D. Cory
Name:	Frank D. Cory
Title: Vice President


HIBERNIA NATIONAL BANK

  By
/s/ 	Corwin Dupree
Name:	Corwin Dupree
Title: Banking Officer


THE INDUSTRIAL BANK OF JAPAN

  By

Name:
Title: